UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 5, 2007

                             AEROBIC CREATIONS, INC.

             (Exact name of registrant as specified in its charter)

       DELAWARE                       000-51091               20-0781155
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                   Identification Number)

            547 BOULEVARD
        KENILWORTH, NEW JERSEY                                   07033
(Address of Principal Executive Offices)                       (Zip Code)

                                1 (908) 497-0280
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
-------------------------------------------------------------------------------
APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN
OFFICERS.
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Effective January 31, 2007, the Board of Directors of the Company elected Wesley
K. Clark (General United States Army, ret.), age 61, as a member of the Board of Directors of the Company. General Clark was also elected to serve as the Chairman of the Board of the Company on January 31, 2007. General Clark will not serve on any committees of the Board of Directors. There were no arrangements or understandings between General Clark and any other person, pursuant to which General Clark was selected as director.

General Clark is the Chairman of the Board of Rodman & Renshaw Holding, LLC, the parent of Rodman & Renshaw, LLC. Rodman & Renshaw, LLC served as the placement agent for a senior credit facility ($65 million), note financing ($65 million) and common stock financing ($33.5 million) of the Company. In connection with these financings, the Company issued to the placement agent, Rodman & Renshaw LLC, warrants to purchase an aggregate of 525,545 shares of common stock, on the same terms as the warrants issued in the note and common stock financing. In addition, the Company paid to the placement agent, Rodman & Renshaw, LLC, an aggregate fee of $6.26 million in cash and expenses of $0.5 million.

On June 14, 2006, the Company also sold an aggregate 8,200,000 pre-split shares of its common stock for $50,000 in a private placement to R&R Biotech Partners, LLC, an affiliate of Rodman & Renshaw, LLC, and Arnold Kling, a former officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Aerobic Creations, Inc.
Date: February 5, 2007
/s/ ROBERT AGRESTI
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Robert Agresti, Chief Executive Officer